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                                                                   EXHIBIT 21.01

                               INGRAM MICRO INC.,
                             A DELAWARE CORPORATION,
                     GLOBAL SUBSIDIARIES AS OF MARCH 1, 2000

NORTH AMERICA REGION

    NAME OF SUBSIDIARY                                      JURISDICTION
    ------------------                                      ------------
1.  CD Access Inc.                                            Iowa
2.  IMI Washington Inc.                                       Delaware
3.  Ingram Funding Inc.                                       Delaware
4.  Ingram Micro Asia Holdings Inc. (1)                       California
5.  Ingram Micro CLBT Inc.                                    Delaware
6.  Ingram Micro Delaware Inc.                                Delaware
7.    Ingram Micro CLBT (2)                                   Pennsylvania
8.    Ingram Micro L.P. (3)                                   Tennessee
9.    Ingram Micro Texas L.P. (4)                             Texas
10. Ingram Micro Inc.                                         Canada
11. Ingram Micro Japan Inc.                                   Delaware
12. Ingram Micro Management Company                           California
13. Ingram Micro Singapore Inc.                               California
14. Ingram Micro Taiwan Inc.                                  Delaware
15. Ingram Micro Texas LLC (5)                                Delaware
16. Intelligent Advanced Systems, Inc. (6)                    Delaware
17. Intelligent Distribution Services, Inc. (6)               Delaware
18. Intelligent Express, Inc. (6)                             Pennsylvania
19. Intelligent SP, Inc.                                      Colorado
20. RND, Inc. (6)                                             Colorado


LATIN AMERICA REGION

    NAME OF SUBSIDIARY                                        JURISDICTION
    ------------------                                        ------------
21. Ingram Export Company Ltd.                                Barbados
22. Ingram Micro Argentina, S.A. (7)                          Argentina
23. Ingram Micro Compania de Servicios, S.A. de C.V. (8)      Mexico
24. Ingram Micro de Costa Rica, S. de R.L. (7)                Costa Rica
25. Ingram Micro Latin America                                Cayman Islands
26.   Computek Enterprises (U.S.A.) Inc. (6)                  Florida
27.   Ingram Micro Caribbean                                  Cayman Islands
28.   Ingram Micro Chile, S.A. (9)                            Chile
29.   Ingram Micro do Brazil Holdings Ltda. (10)              Brazil
30.     Ingram Micro Brazil Ltda (11)                         Brazil
31.   Ingram Micro Peru, S.A. (12)                            Peru
32. Ingram Micro Logistics Inc. (13)                          Cayman Islands
33.   CIM Ventures Inc. (14)                                  Cayman Islands
34. Ingram Micro Mexico, S.A. de C.V. (8)                     Mexico
35.   Export Services Inc.                                    California
36. Ingram Micro Panama, S. de R.L. (7)                       Panama
37. Ingram Micro SB Holdings Inc.                             Cayman Islands
38.   Ingram Micro SB Inc.                                    California


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                               INGRAM MICRO INC.,
                             A DELAWARE CORPORATION,
                     GLOBAL SUBSIDIARIES AS OF MARCH 1, 2000


EUROPE REGION

    NAME OF SUBSIDIARY                                        JURISDICTION
    ------------------                                        ------------
39. Ingram European Coordination Center N.V. (15)             Belgium
40. Ingram Micro AB                                           Sweden
41.   Ingram Micro AS                                         Norway
42.   Ingram Micro Purchasing & Warehousing AS                Norway
43.   Ingram Micro A/S                                        Denmark
44.   Ingram Micro Purchasing & Warehousing A/S               Denmark
45.   Ingram Micro Purchasing & Warehousing OY                Finland
46. Ingram Micro Acquisition Gmbh                             Germany
47. Ingram Micro B.V.                                         The Netherlands
48.   Micro Communications Services B.V.                      The Netherlands
49.   Bright Communications B.V.                              The Netherlands
50.   Ingram Micro Frameworks B.V.                            The Netherlands
51.   Ingram Micro Purchasing & Warehousing B.V.              The Netherlands
52. Ingram Micro Europe AG                                    Switzerland
53. Ingram Micro Holdings Gmbh                                Germany
54.   Ingram Micro Hungary kft (16)                           Germany
55.   Ingram Micro Deutschland Gmbh                           Germany
56.   Ingram Micro Gmbh Zweigniederlassung Oesterriech        Austria
57.   Ingram Micro Components (Europe) GmbH                   Germany
58.   Ingram Micro Europe GmbH                                Germany
59.     Ingram Micro Development GmbH                         Germany
60.       Ingram Macrotron AG (96.64%)                        Germany
61.         Compu-Shack Electronic Gmbh                       Germany
62.           Allied Technology (66.6%)                       California
63.           Compu-Shack Praha                               Czechoslovakia
64.           Compushack Distribution                         Germany
65.           Compushack Production                           Germany
66.           Future Software Gmbh (90%)                      Germany
67.         Ingram Macrotron AG                               Switzerland
68.         Ingram Macrotron Distribution Gmbh                Germany
69.           Macrotron Computer Manufacturing                Germany
70.         Ingram Macrotron Gmbh                             Austria
71.         Macrokom Gmbh                                     Germany
72.         Macrotron Systems Gmbh                            Germany
73.           Macrotron CAD-CAM Systems                       Germany
74.           Macrotron Process Technologies (51%)            Germany
75.           Macrotron (UK) Ltd.                             England
76.       Ingram Micro Management Gmbh                        Germany
77.       Ingram Micro Germany Verwaltungs Gmbh               Germany
78.   WSH kft                                                 Hungary


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                               INGRAM MICRO INC.,
                             A DELAWARE CORPORATION,
                     GLOBAL SUBSIDIARIES AS OF MARCH 1, 2000


EUROPE REGION

    NAME OF SUBSIDIARY                                        JURISDICTION
    ------------------                                        ------------
79. Ingram Micro Holding Limited                              United Kingdom
80.   Document Technology Limited (17)                        United Kingdom
81.   Ingram Micro Finance Center of Excellence Ltd           United Kingdom
82.   Ingram Micro Purchasing Ltd                             United Kingdom
83.   Ingram Micro (UK) Limited                               United Kingdom
84.   Metrocom Computer Systems Limited (17)                  United Kingdom
85.   Software Limited (17)                                   United Kingdom
86. Ingram Micro N.V. (15)                                    Belgium
87. Ingram Micro OY                                           Finland
88. Ingram Micro Purchasing & Warehousing AB                  Sweden
89. Ingram Micro S.A.                                         Spain
90.   Ingram Micro Purchasing & Warehousing SA (18)           Spain
91. Ingram Micro S.A.R.L.                                     France
92.   Ingram Micro Purchasing & Warehousing S.A.R.L.          France
93. Ingram Micro S.p.A. (19)                                  Italy
94.   Ingram Micro Purchasing & Warehousing SRL (20)          Italy
95. IMICRO Lda.                                               Portugal


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                               INGRAM MICRO INC.,
                             A DELAWARE CORPORATION,
                     GLOBAL SUBSIDIARIES AS OF MARCH 1, 2000


ASIA-PACIFIC REGION

     NAME OF SUBSIDIARY                                       JURISDICTION
     ------------------                                       ------------
96.  Ingram Micro Asia Ltd (21)                               Singapore
97.    Electronic Resources Australia (Qld) Pty Ltd           Australia
98.    Electronic Resources Pakistan Pte Ltd (6)              Singapore
99.    Electronic Resources Systems Pte Ltd (6)               Singapore
100.   Eltee Electronics Pte Ltd (6)                          Singapore
101.   Erijaya Pte Ltd (60%)                                  Singapore
102.   Ingram Micro (Thailand) Ltd (95%)                      Thailand
103.   Ingram Micro Australia Pty Ltd                         Australia
104.     Electronic Resources Australia (Vic) Pty Ltd         Australia
105.   Ingram Micro Gulf Fze (6)                              United Arab
                                                              Emirates
106.   Ingram Micro Holding (Thailand) Ltd                    Thailand
107.   Ingram Micro Hong Kong (Holding) Ltd                   Hong Kong
108.     Chinam Electronics Limited                           Hong Kong
109.     Ingram Micro (China) Ltd                             Hong Kong
110.     Ingram Micro International Trading (Shanghai)
         Co., Ltd                                             China
111.   Ingram Micro India Limited (51%)                       India
112.   Ingram Micro Malaysia Sdn Bhd                          Malaysia
113.   Ingram Micro NZ Ltd (70%)                              New Zealand
114.   Ingram Micro Singapore (Indo-China) Pte Ltd (60%)      Singapore
115.   Ingram Micro Singapore (South Asia) Pte Ltd (51%)      Singapore
116.   Ingram Micro Singapore Pte Ltd (6)                     Singapore
117.     ERIM Malaysia Sdn Bhd (6)                            Malaysia
118.   LT Electronics Sdn Bhd (6)                             Malaysia
119.   Megawave Pte Ltd (51%) (22)                            Singapore

FOOTNOTES:

 (1) Parent of Ingram Micro Asia Ltd, under Asia-Pacific region.

 (2) Pennsylvania business trust, with Ingram Micro Delaware Inc. as trustee and Ingram Micro CLBT Inc. as beneficiary.

 (3) Tennessee limited partnership, with Ingram Micro Inc. (Delaware) as general partner and Ingram Micro Delaware Inc. as limited partner.

 (4) Texas limited partnership, with Ingram Micro Texas LLC (dba IMTX LLC) as general partner and Ingram Micro Delaware Inc. as limited partner.

 (5) Single member limited liability company with Ingram Micro Inc. (Delaware) as its sole member, dba IMTX LLC in Texas.

 (6) Dormant.

 (7) 99.998% owned by Ingram Micro Latin America and .002% owned by Ingram Micro Caribbean.

 (8) 99.998% owned by Ingram Micro Inc. (Delaware) and .002% owned by Ingram Micro Caribbean.

 (9) 99% owned by Ingram Micro Latin America and 1% owned by Ingram Micro Caribbean.

(10) 99.999% owned by Ingram Micro Latin America and .001% owned by Ingram Micro Caribbean.

(11) 99% owned by Ingram Micro do Brazil Holdings Ltda. and 1% owned by Ingram Micro Caribbean.

(12) 99.998% owned by Ingram Micro Latin America, .001% owned by Ingram Micro Caribbean and .001% owned by Ingram Micro Inc. (Delaware).


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(13) 40,000,000 voting preferred shares owned by Ingram Micro Inc. (Delaware)
     and 10,000,000 non-voting common shares owned by Ingram Micro SB Inc.

(14) 346,800 non-voting shares owned by Ingram Micro Logistics Inc. and 55 Class A preferred voting shares owned by Ingram Micro SB Holdings Inc.

(15) 1 share owned by Ingram Micro Delaware Inc.

(16) 65.6% owned by Ingram Micro Holding Gmbh and 34.4% owned by Compu-Shack Electronic Gmbh.

(17) Under liquidation.

(18) 6,099 shares owned by Ingram Micro S.A. and 1 share owned by Ingram Micro N.V.

(19) 97% owned by Ingram Micro Inc. and 3% by Ingram Micro N.V.

(20) 99% owned by Ingram Micro SpA and 1% by Ingram Micro N.V.

(21) Ingram Micro Asia Holdings Inc. owns 100% of the issued share capital and 99.46% of the outstanding warrants.

(22) The minority shareholders are in the process of transferring the 49% to Ingram Micro Asia Ltd.


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